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                                                                    EXHIBIT 1.01
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                               SELLING AGREEMENT

                                                 Dated as of _________ ___, 1998

Dean Witter Reynolds Inc.
Two World Trade Center, 62nd Floor
New York, New York  10048

Dear Sirs:

          Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton"; collectively with Charter Graham and Charter Millburn, the "Partnerships," and each individually, a "Partnership"), each a limited partnership organized pursuant to a certificate of limited partnership filed on July 15, 1998 and a limited partnership agreement dated as of _______ ___, 1998 under the Delaware Revised Uniform Limited Partnership Act (the "DRULPA") (the certificates of limited partnership of Charter Graham, Charter Millburn, and Charter Welton are each hereinafter referred to as a "Certificate of Limited Partnership," and the limited partnership agreements of Charter Graham, Charter Millburn, and Charter Welton, are each hereinafter referred to as a "Limited Partnership Agreement"), each propose, subject to the terms and conditions set forth in this Agreement, to concurrently offer, sell, and issue up to 3,000,000 units of limited partnership interest in each Partnership ("Units").

          Demeter Management Corporation, a Delaware corporation, is the sole general partner of each Partnership (the "General Partner"). A single registered commodity trading advisor (each, a "Trading Advisor") for each Partnership is acting as the trading advisor with respect to the management of each Partnership's trading activities pursuant to the respective management agreements among the Trading Advisor for each Partnership, each Partnership, and the General Partner (each, a "Management Agreement" and collectively, the "Management Agreements").

          Dean Witter Reynolds Inc., a Delaware corporation ("DWR"), acts as selling agent pursuant to this Agreement and acts as the non-clearing commodity broker (in such capacity, the "Non-Clearing Broker") pursuant to the respective customer agreements between the Non-Clearing Broker and each Partnership, each dated as of ____________ ___, 1998 (collectively, the "DWR Customer Agreements"). Carr Futures, Inc., a Delaware corporation (the "Clearing Broker" and, together with the Non-Clearing Broker, the "Commodity Brokers"), acts as the clearing commodity broker pursuant to the respective customer agreements among the Clearing Broker, the Non-Clearing Broker, and each Partnership, each dated as of _____________ ____, 1998 (collectively, the "CFI Customer Agreements"). Subscriptions for Units will be held by The
Chase Manhattan Bank, as escrow agent (the "Escrow Agent"), pursuant to an

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escrow agreement among the Partnerships, the Escrow Agent and DWR, dated as of
__________ ____, 1998 (the "Escrow Agreement").

          1. Representations and Warranties of the General Partner and the Partnerships. The General Partner represents and warrants to each of the other parties hereto as to each Partnership and itself, and each Partnership, severally and not jointly, represents and warrants to DWR as to itself with respect to the agreements to which it is a party and with respect to the other applicable documents, as follows:

          (a) The Partnerships have provided to DWR, and filed with the Securities and Exchange Commission (the "SEC") on July ____, 1998, registration statements on Form S-1 (SEC File Nos. 333-_______, 333-____________, and 333-
__________), for the registration of 3,000,000 Units of Charter Graham, 3,000,000 Units of Charter Millburn, and 3,000,000 Units of Charter Welton, respectively), under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated by the SEC thereunder (the "SEC Regulations"), and have filed copies of such registration statements with (i) the Commodity Futures Trading Commission (the "CFTC") under the Commodity Exchange Act (the "CEAct") and the rules and regulations promulgated thereunder (the "CFTC Rules"); (ii) NASD Regulation, Inc. (the "NASD") pursuant to its Conduct Rules; and (iii) the National Futures Association (the "NFA") in accordance with NFA Compliance Rule 2-13. Each registration statement and prospectus included therein are hereinafter called the "Registration Statement" and the "Prospectus," respectively, except that if any Partnership files a post-effective amendment to its registration statement, then the term "Registration Statement" shall, from and after the filing of each such amendment, refer to the applicable Registration Statement, as amended by such amendment, and the term "Prospectus" shall refer to the amended prospectus then on file with the SEC as part of the applicable Registration Statement; and if a prospectus as first issued in compliance with the SEC Regulations shall differ from the prospectus on file at the time the applicable Registration Statement or any amendment thereto shall have become effective, the term "Prospectus" shall refer to the prospectus most recently so issued from and after the date on which it shall have been issued, including any amendment or supplement thereto. The Partnerships will not file any amendment to their respective Registration Statements or any amendment or supplement to the Prospectus unless DWR has received reasonable prior notice of and a copy of such amendments or supplements and has not reasonably objected thereto in writing.

          (b) The Limited Partnership Agreements provide for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnerships as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to each Closing (as defined in Section 5(b) hereof) will have been, taken; and, upon payment of the consideration therefor specified in each accepted Subscription and Exchange Agreement and Power of Attorney, in the form included in the Prospectus (the "Subscription Agreement"), the Units will constitute valid limited partnership interests in the Partnership for which Units were subscribed.

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          (c)  Each Partnership is a limited partnership duly organized pursuant to a Certificate of Limited Partnership, a Limited Partnership Agreement and the DRULPA, and is validly existing under the laws of the State of Delaware with full power and authority to engage in the trading of futures interests (as defined in the Prospectus) and to engage in its other contemplated activities as described in the Prospectus; each Partnership has received a certificate of authority to do business in the State of New York as provided by Section 121-902 of the New York Revised Limited Partnership Act and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the Partnership's ability to perform its obligations hereunder or under its Limited Partnership Agreement, its Management Agreement, its DWR Customer Agreement, its CFI Customer Agreement, or the Escrow Agreement, as applicable.

          (d) The General Partner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing as a foreign corporation under the laws of the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner's ability to perform its obligations hereunder or under the Limited Partnership Agreements, the Management Agreements, or as described in the Prospectus.

          (e) Each of the Partnerships and the General Partner has full partnership and corporate power and authority, as applicable, under applicable law to conduct its business and perform its respective obligations, as applicable, under the Limited Partnership Agreements, the Management Agreements, the DWR Customer Agreements, the CFI Customer Agreements, the Escrow Agreement, and this Agreement.

          (f) The Registration Statements and the Prospectus contain all statements and information required to be included therein by the CEAct and the CFTC Rules. When each of the Registration Statements becomes effective under the 1933 Act and at all times subsequent thereto up to and including each Closing, the Registration Statements and the Prospectus will comply in all material respects with the requirements of the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NASD and the NFA. As of their respective effective dates, the Registration Statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date of issue and as of each Closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Any supplemental sales literature employed in offering the Units ("Sales Literature"), when read in conjunction with the Prospectus, as of its date of issue and as of each Closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The Sales Literature will comply with the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NASD and the NFA. This representation and warranty shall not, however,

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apply to any statement or omission in the Registration Statements, Prospectus or Sales Literature relating to DWR or any Trading Advisor or made in reliance upon and in conformity with information furnished by DWR or any Trading Advisor.

          (g) The accountants who certified the financial statements filed with the SEC as part of the Registration Statements are, with respect to the General Partner and the Partnerships, independent public accountants as required by the 1933 Act and the SEC Regulations.

          (h) The financial statements filed as part of the Registration Statements and those included in the Prospectus present fairly the financial position of each Partnership and of the General Partner as of the dates indicated; and said financial statements have been prepared in conformity with generally accepted accounting principles (as described therein).

          (i) Since the respective dates as of which information is given in the Registration Statements and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statements and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or any Partnership, whether or not arising in any ordinary course of business.

          (j) The General Partner will have a net worth at each Closing sufficient in amount and satisfactory in form to meet the net worth requirements set forth in each of the Limited Partnership Agreements.

          (k) The Limited Partnership Agreements, the Management Agreements and this Agreement have each been duly and validly authorized, executed, and delivered by the General Partner on behalf of the Partnerships and the General Partner, and each constitutes a valid and binding agreement of the Partnerships and of the General Partner, enforceable in accordance with their terms. The DWR Customer Agreements, the CFI Customer Agreements and the Escrow Agreement have each been duly and validly authorized, executed, and delivered by the General Partner on behalf of the Partnerships, and each constitutes a valid and binding agreement of the Partnerships, enforceable in accordance with their terms.

          (l) The execution and delivery of the Limited Partnership Agreements, the Management Agreements, the DWR Customer Agreements, the CFI Customer Agreements, the Escrow Agreement, and this Agreement, the incurrence of the obligations set forth in each of such agreements, and the consummation of the transactions contemplated therein and in the Registration Statements and the Prospectus, will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of the General Partner, the Certificates of Limited Partnership or the Limited Partnership Agreements of the Partnerships, or any other agreement or instrument by which either the General Partner or the Partnerships, as the case may be, is bound or any law, order, rule, or regulation applicable to the General Partner or the Partnerships of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the General Partner or the Partnerships.

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           (m)  Except as set forth in the Registration Statements or the
Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending or, to the best of the General Partner's knowledge, threatened, any action, suit, or proceeding at law or in equity before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which the General Partner, any of the "principals" of the General Partner, as defined in CFTC Rule 4.10(e) ("General Partner Principals"), or any of the Partnerships is or was a party, or to which any of the assets of the General Partner or any of the Partnerships is or was subject; and neither the General Partner nor any General Partner Principal has received any notice of an investigation by the SEC, CFTC, NASD, or NFA regarding non-compliance by the General Partner, the General Partner Principals, or the Partnerships with the 1933 Act, the SEC Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), any other federal securities laws, rules or regulations, the CEAct, the CFTC Rules, or the rules of the NASD or the NFA, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or any of the Partnerships, or which could be material to an investor's decision to invest in any of the Partnerships.

          (n) The General Partner and each "principal" of the General Partner, as defined in CFTC Rule 3.1(a), have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statements and the Prospectus, or required to perform their obligations under the Limited Partnership Agreements, the DWR Customer Agreements, the CFI Customer Agreements, the Escrow Agreement, the Management Agreements and this Agreement. The General Partner is registered as a commodity pool operator under the CEAct and is a member of the NFA as a commodity pool operator. The General Partner's principals identified in the Prospectus are all of the General Partner Principals.

          (o) To the extent required under CFTC Rules and applicable CFTC staff no-action letters, the actual performance of all pools "operated" within the meaning of the CEAct by the General Partner and of the General Partner Principals is disclosed in the Prospectus.

          2. Covenants of the Partnerships and the General Partner. Each Partnership as to itself, severally and not jointly, and the General Partner as to itself and each Partnership covenants and agrees as follows:

          (a) The Partnerships will use their best efforts to cause the Registration Statements to become effective as promptly as possible. The Partnerships will prepare and file with the SEC, CFTC, NASD, and NFA, promptly upon DWR's request, any amendments to the applicable Registration Statement, and any amendments and supplements to the Prospectus, which may be necessary or advisable in connection with the offering and sale of Units, and will use its best efforts to cause the same to become effective as promptly as possible.

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          (b)  As soon as any Partnership is advised or obtains knowledge thereof, such Partnership will advise DWR of any requests made by the SEC, CFTC, NASD, or NFA to amend the applicable Registration Statement, to amend or supplement the Prospectus, or for additional information, or of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement, of any order by the SEC, CFTC, NASD or NFA preventing or suspending the use of the Prospectus, or of the institution of any proceedings for any such purpose, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the lifting thereof as promptly as possible.

          (c) If, at any time after the effective date of any Registration Statement and any amendment thereto, any event occurs involving any of the Partnerships, the General Partner, or any General Partner Principal, or of which any of the Partnerships, the General Partner, or any General Partner Principal is aware, as a result of which any Registration Statement or the Prospectus, as then amended and supplemented, would include any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, or if it becomes necessary or desirable at any time to amend or supplement any Registration Statement or the Prospectus to comply with the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, or the rules of the NASD or the NFA, the Partnerships will promptly notify DWR thereof and will prepare and file with the SEC, CFTC, NASD, and NFA an amendment or supplement that will correct such statement or omission or that will effect such compliance.

          (d) The Partnerships will furnish to DWR copies of the Registration Statements, the Prospectus, and all amendments and supplements thereto, in each case as soon as available and, in the case of the Prospectus, in such quantities as DWR may reasonably request for delivery to it.

          3.  Representations and Warranties of the Non-Clearing Broker.
The Non-Clearing Broker represents and warrants to each of the other parties hereto, as follows:

          (a) The Non-Clearing Broker is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing as a foreign corporation in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the Non-Clearing Broker's ability to perform its obligations hereunder or under the DWR Customer Agreements, or as described in the Prospectus. The Non-Clearing Broker has full corporate power and authority to perform its obligations under each of the DWR Customer Agreements and this Agreement, and to conduct its business as described in the Registration Statements and the Prospectus.

          (b) As to the Non-Clearing Broker, (i) the Registration Statements and the Prospectus are accurate and complete in all material respects and contain all statements and information required to be included therein under the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NFA; (ii) as of their effective dates, the

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Registration Statements will not contain any untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as of its date of issue and as of each Closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

          (c) The Non-Clearing Broker and each "principal" of the Non-Clearing Broker, as defined in CFTC Rule 3.1(a), have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statements and the Prospectus, or required to perform their obligations under each DWR Customer Agreement and this Agreement, as applicable. The Non-Clearing Broker is registered as a futures commission merchant under the CEAct and is a member of the NFA as a futures commission merchant.

          (d) The DWR Customer Agreements and this Agreement have been duly and validly authorized, executed, and delivered by the Non-Clearing Broker, and each constitutes a valid and binding agreement of the Non-Clearing Broker, enforceable in accordance with its terms.

          (e) Since the respective dates as of which information is given in the Registration Statements and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statements and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Non-Clearing Broker, whether or not arising in the ordinary course of business.

          (f) Except as set forth in the Registration Statements or the Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending or, to the best of the Non-Clearing Broker's knowledge, threatened, any action, suit, or proceeding at law or in equity before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which the Non-Clearing Broker is or was a party, or to which any of the assets of the Non-Clearing Broker is or was subject; and the Non-Clearing Broker has not received any notice of an investigation by the NFA or the CFTC regarding non-compliance by the Non-Clearing Broker with the CEAct, the CFTC Rules, or the rules of the NFA, which action, suit, proceeding or investigation resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Non-Clearing Broker or which would be material to an investor's decision to invest in any of the Partnerships.

          (g) The execution and delivery of each DWR Customer Agreement and this Agreement, the incurrence of the obligations set forth herein and in each DWR Customer Agreement, and the consummation of the transactions contemplated therein and in the Registration Statements and in the Prospectus, will not violate, or constitute a breach of, or

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default under, the certificate of incorporation or bylaws of the Non-Clearing
Broker or any other agreement or instrument by which it is bound, or any law, order, rule, or regulation applicable to the Non-Clearing Broker of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the Non-Clearing Broker.

          4. Covenants of the Non-Clearing Broker. The Non-Clearing Broker covenants and agrees as follows:

          (a) The Non-Clearing Broker agrees reasonably to cooperate by providing information regarding itself in the preparation of any amendments or supplements to the Registration Statements and the Prospectus.

          (b) The Non-Clearing Broker agrees to notify the General Partner immediately upon discovery of any untrue statement of a material fact in the Registration Statements or the Prospectus relating to the Non-Clearing Broker, or an omission to state a material fact relating to the Non-Clearing Broker, required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, or of the occurrence of any event or change in circumstances which would result in there being any material untrue or misleading statement or a material omission in the Prospectus or the Registration Statements regarding the Non-Clearing Broker, or which would result in the Prospectus not including all material information relating to the Non-Clearing Broker, required pursuant to the CEAct, the CFTC Rules, or the rules of the NFA.

          5.  Appointment of the Selling Agent.

          (a) Subject to the terms and conditions set forth in this Agreement, each Partnership hereby appoints DWR as its selling agent to offer and sell Units on a best efforts basis, without any firm commitment on the part of DWR to purchase any Units. DWR shall offer for sale up to 3,000,000 Units of Charter Graham, 3,000,000 Units of Charter Millburn, and 3,000,000 Units of Charter Welton and such additional Units as the General Partner may, in its discretion, register and offer for sale from time to time.

          (b) The "Initial Offering Period" will be the period commencing on the date of the Prospectus and ending on November 30, 1998, unless all of the registered Units have previously been subscribed for or the General Partner has sooner terminated the Initial Offering Period, or the General Partner extends the Initial Offering Period as described below. During the Initial Offering Period, DWR will offer Units of each Partnership for sale at an "Initial Closing," which currently is scheduled to be held on October 31, 1998, at a price equal to $10.00 per Unit of each Partnership. However, the General Partner may at its discretion hold such Initial Closing at any time during the Initial Offering Period. The Initial Closing shall not take place with respect to any Partnership unless subscriptions have been accepted for at least 400,000 Units of such Partnership; it is not a condition of the Initial Closing that such minimum number of Units be sold by each Partnership. If the minimum number of Units of a Partnership are not sold during the Initial Offering Period, the offering of

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Units of such Partnership shall terminate, and all subscription amounts
(together with any interest earned thereon) shall be refunded to subscribers, as described in the Prospectus. Units which remain unsold following the Initial Closing shall be offered for sale in the Partnerships' continuing offering (the "Continuing Offering"), at monthly closings to be held as of the last day of each month ("Monthly Closing"), at a price per Unit equal to 100% of the "Net Asset Value per Unit" (as defined in each Limited Partnership Agreement) as of the close of business on the date of such Monthly Closing. The minimum subscription for most subscribers shall be $20,000, except that, in the case of subscribers purchasing Units pursuant to a Non-Series Exchange (as defined in the Prospectus), the $20,000 minimum investment will be satisfied if the proceeds of the redemption of the units redeemed would have equaled at least $20,000 as of the last day of the month immediately preceding the Closing at which Units are purchased, irrespective of whether the actual proceeds from such redemption are less than $20,000 when the units are redeemed. A subscription may be for Units of one Partnership, or may be divided among two or all three Partnerships, provided that the minimum subscription for any one Partnership is:
(a) in the case of a cash purchase, $5,000, or (b) in the case of a Non-Series Exchange, the proceeds from the redemption of (i) five units from commodity pools other than the Spectrum Series or Morgan Stanley Tangible Asset Fund L.P., ("MSTAF"), (ii) 500 units from one, or any combination, of the Spectrum Series, or (iii) 500 units from MSTAF. The minimum subscription per Partnership for subscribers who already own Units in a Partnership and desire to make an additional investment in such Partnership is: (a) in the case of a cash purchase, $1,000, or (b) in the case of a Non-Series Exchange, the proceeds from the redemption of (i) one Unit from commodity pools other than the Spectrum Series or MSTAF, (ii) 100 units from one, or any combination of the Spectrum Series, or (iii) 100 units from MSTAF. The number of Units received by a subscriber will be rounded to the third decimal place.

          (c) Notwithstanding any provision to the contrary herein, the General Partner will have the sole discretion to accept or reject any subscription for Units in whole or in part at any time prior to acceptance.

          (d) No selling commissions will be charged with respect to the sale of Units. The Partnerships understand, however, that DWR may compensate its employees and certain "Additional Sellers," solely from DWR's own funds, in the manner described in Sections 5(e)-(j).

           (e) In the case of Units purchased for cash, qualified employees of DWR have the option to receive from DWR (payable solely from its own funds) a gross sales credit equal to four percent (4%) of the Net Asset Value per Unit as of the applicable Closing for each Unit sold by them and issued at such Closing, plus a gross sales credit of up to 71% of the brokerage fees received by the Non-Clearing Broker from the Partnership each month that are attributable to such outstanding Units, commencing with the fifteenth month after the Closing at which a Unit is issued. Alternatively, qualified employees of DWR may forego the initial gross sales credit of 4% of the Net Asset Value per Unit and immediately commence receiving a gross sales credit of up to 71% of the brokerage fees received by the Non-Clearing Broker from the Partnership each month that are attributable to such outstanding Units. Notwithstanding the foregoing, employees of DWR that sell $500,000 or more of Units to any single investor for cash will not have an option, and will only be entitled to receive a gross sales credit of up to 71% of the brokerage fees received by the Non-Clearing Broker from the Partnership each month that are attributable to such outstanding Units, commencing with the first month after the Units are issued.

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          (f)  In the case of Units purchased pursuant to a Series Exchange or Non-Series Exchange, qualified employees of DWR will not receive the initial gross sales credit of 4%. However, DWR employees effecting a Series Exchange or Non-Series Exchange will receive a gross sales credit of up to 71% of the brokerage fees received by the Non-Clearing Broker from the Partnership each month that are attributable to such outstanding Units, as follows:
(i) in the case of a Series Exchange where the DWR employee elected to receive the initial gross sales credit of 4% in connection with the initial purchase of the Units redeemed, such DWR employee will receive the monthly gross sales credit commencing with the fifteenth month after the date the Units being redeemed were purchased; and (ii) in the case of (A) a Series Exchange where the DWR employee elected not to receive the initial gross sales credit of 4% in connection with the initial purchase of the Units redeemed or (B) a Non-Series Exchange, such DWR employee will receive the monthly gross sales credit commencing with the first month after the Units are issued. In all cases, qualified DWR employees will receive continuing compensation until the applicable Partnership terminates or such Unit is redeemed (whichever comes first).

          (g) In all cases, an employee of DWR will qualify for such continuing compensation only if he is properly registered with the CFTC and is a member of the NFA, as set forth in Section 5(h). Such continuing compensation is to be paid in recognition of an employee's continuing services to Limited Partners of the Partnerships, as set forth in Section 5(j). No person will receive the continuing compensation described above who is not an employee of DWR at the time of receipt of payment.

          (h) Notwithstanding the foregoing, DWR will not pay any such continuing compensation to any of its employees who is not legally qualified or permitted to receive such continuing compensation. In that regard, each of DWR's employees who receives any such continuing compensation must have become registered as an "associated person" of DWR with the CFTC and with the NFA in such capacity only after either having passed the National Commodity Futures Examination (NASD Test Series #3), the Futures Managed Funds Examination (NASD Test Series #31), or having been "grandfathered" as an associated person under the CEAct and the Bylaws and rules of the NFA. Also, such compensation may be paid by DWR to its employees only in respect of outstanding Units sold by such persons and only so long as the additional services described in Section 5(i) are provided by such persons to Limited Partners; provided, however, that DWR may not pay any portion of such compensation to any individual no longer employed by it, and provided, further, that such compensation may be paid to its employees who, although not responsible for the sale of an outstanding Unit, provide the services described below in place of the individual who was responsible for such sale. All compensation described in Sections 5(e) and (f), along with any other underwriting compensation, will not exceed 10% of the proceeds received in connection with the issuance of the Units.

          (i)  DWR has appointed Morgan Stanley & Co. Incorporated ("MS &
Co.") as its agent to make offers and sales of Units. DWR, with the written approval of the General Partner, may also appoint, as additional selling agents, one or more securities brokers or dealers which are members in good standing of the NASD, or any foreign bank, dealer, institution or person ineligible for membership in the NASD which agrees to make no offers or sales of Units within the United States or its territories, possessions or areas subject to its jurisdiction or to persons who are citizens thereof or residents therein, as additional selling agents (MS & Co. and any such selling agent, an "Additional Seller" and collectively, the "Additional Sellers"), provided that each Additional Seller shall execute an Additional Seller's Agreement substantially in the form attached hereto as Exhibit A. DWR may compensate any Additional Seller by paying such Additional Seller, solely from DWR's own funds, a commission, not to exceed four percent (4%) of the Net Asset Value per Unit as of the date of the applicable Closing, for each Unit sold by such Additional Seller and issued at such Closing. DWR may pay any Additional Seller continuing compensation of up to 35% annually of the brokerage fees received by the Non-Clearing Broker from the Partnerships each month that are attributable to outstanding Units sold by such Additional Seller (except MS & Co., which will be compensated at the same rate as DWR's employees), in recognition of such Additional Seller's continuing services to Limited Partners of the Partnerships, as set forth in Section 5(j); provided, however, that: (A) no continuing compensation shall be paid to an Additional Seller unless it is properly registered with the CFTC as a "futures commission merchant" or "introducing broker," and is a member of the NFA in one of such capacities, and
(B) no Additional Seller which is registered as a futures commission merchant or introducing broker may pay any portion of such continuing compensation to an employee thereof unless such employee meets the same qualifications as DWR's employees, as set forth in Section 5(h).

          (j) The additional services that employees of DWR and Additional Sellers will provide on an ongoing basis to Limited Partners at no charge will include, but not be limited to: (i) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of a Unit; (ii) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the futures interests markets and the activities of the Partnerships; (iii) responding to questions of Limited Partners from time to time with respect to monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to Limited Partners; (iv) providing advice to Limited Partners from time to time as to when and whether to make additional investments or to redeem or exchange Units; (v) assisting Limited Partners from time to time in the redemption or exchange of Units; and (vi) providing such other services as Limited Partners from time to time may reasonably request.

          (k) The Partnerships and DWR acknowledge that: (i) the Partnerships shall have no liability to DWR, its employees, any Additional Seller, or any employee of an Additional Seller with regard to any selling compensation described above; and (ii) DWR will be paid any and all redemption charges imposed on Limited Partners in accordance with Section 10(b) of the Limited Partnership Agreement.

          6.  Undertakings of DWR.

          (a) DWR agrees to use its best efforts to offer and sell Units on the terms set forth in this Agreement, the Registration Statements, and the Prospectus. It is understood that

DWR has no commitment to offer and sell Units or to purchase Units, other than to use its best efforts to offer and sell Units.

          (b) DWR will make the public offering of Units at the offering price and on the other terms and conditions set forth in the Registration Statements, the Prospectus, and this Agreement. DWR will offer and sell Units only to persons who satisfy the suitability and/or minimum investment requirements set forth in the Prospectus and the Subscription Agreement and who, to the General Partner's satisfaction, complete a Subscription Agreement. DWR will conduct a thorough review of the suitability of each subscriber for Units, of each Subscription Agreement authorizing the General Partner and DWR to transfer the full subscription price from the subscriber's customer account with DWR to the escrow account established with the Escrow Agent pursuant to the Escrow Agreement (the "Escrow Account"), and of each Subscription Agreement requesting a Series Exchange or a Non-Series Exchange as described under "Summary of the Prospectus-Investment Requirements" and "Exchange Privilege" in the Prospectus.

          (c) All of DWR's branch offices will be required to forward subscriptions to DWR's New York, New York branch office no later than noon of the first business day following their receipt of an acceptable Subscription Agreement from a subscriber for Units. Subsequent to its review of each Subscription Agreement, the General Partner will notify DWR, and DWR shall notify each subscriber by the business day following its receipt of notice from the General Partner, of the General Partner's acceptance of all, a portion, or none of the subscriber's subscription.

          (d) All funds from subscriptions received by DWR during the Initial Offering and the Continuing Offering and not rejected by the General Partner will be promptly deposited by DWR in the Escrow Account as described below. A subscriber whose Subscription Agreement is received by DWR and whose subscription is not immediately rejected must have the full subscription amount in his customer account with DWR on the first business day following the date that his Subscription Agreement is received by DWR, and DWR will transfer such subscription funds to the Escrow Agent on that date. DWR will notify the General Partner of the subscription amount deposited with the Escrow Agent on behalf of each subscriber for Units and the name and residence address of each such subscriber.

          (e) DWR will offer and sell Units in compliance with the requirements set forth in the Registration Statements, the Prospectus (particularly under the captions "Summary of the Prospectus - Investment Requirements," "Plan of Distribution," "Subscription Procedure," and
"Purchases by Employee Benefit Plans-ERISA Considerations"), the
Subscription Agreement, and this Agreement. In connection with DWR's acting as selling agent, DWR will comply fully at all times with all applicable federal, state, and foreign securities and commodities laws (including, without limitation, the 1933 Act, the 1934 Act, the CEAct, and the securities ("Blue Sky") laws of the jurisdictions in which DWR solicits subscriptions), and all requirements of the NASD (particularly Conduct Rule 2810), the Board of Governors of the Federal Reserve System, and the securities and commodities exchanges and other governmental regulators and self-regulatory authorities and organizations having jurisdiction over DWR. Specifically, (i) DWR will not permit the purchase of any Units by a customer account over which DWR has discretionary authority without the prior written approval by the customer owning such account; (ii) DWR confirms that it has reasonable grounds to believe that all material facts are adequately and accurately disclosed in the Prospectus, which provides a basis for evaluating the Partnerships; (iii) DWR confirms that in determining the adequacy of disclosed facts pursuant to clause (ii), it has obtained information on material facts relating to: (A) items of compensation, (B) tax aspects, (C) financial stability and experience of the General Partner, and (D) the Partnerships' conflicts and risk factors; (iv) in recommending to a subscriber the purchase or redemption of Units, a Series Exchange or a Non-Series Exchange, DWR shall take such measures as are reasonably necessary to assure itself that
(A) its financial advisors have informed such subscriber of all pertinent facts relating to the liquidity and marketability of the Units, and (B) its financial advisors have reasonable grounds to believe, on the basis of information obtained from such subscriber concerning his investment objectives, other investments, financial situation and needs, and any other information known by such financial advisors, that: (1) such subscriber is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, (2) such subscriber has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and (3) the purchase of Units is otherwise suitable for such subscriber; (v) DWR shall take such measures as are reasonably necessary to assure itself that each subscriber has received a Prospectus at least five business days prior to the applicable Closing; and (vi) the General Partner will maintain in its files, located c/o Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048, each subscriber's Subscription Agreement for not less than six years, and DWR will maintain, at its respective branch offices, any other documents disclosing the basis upon which the determination of suitability was reached for each such subscriber.

          (f) All subscriptions received and accepted by the General Partner will, upon the satisfaction at each Closing of the conditions set forth in Sections 10 and 11 hereof, be delivered to the respective Partnerships at each Closing, and any interest earned on a subscriber's subscription funds while held in escrow will be promptly returned to DWR in accordance with the Escrow Agreement for prompt credit to the subscriber's customer account with DWR. Interest earned on any subscriptions deposited into the Escrow Account and thereafter rejected by the General Partner will be credited to the subscriber's customer account with DWR.

          (g) Any amounts credited to a subscriber's customer account with DWR for a returned subscription and/or for interest earned will be immediately available for investment or withdrawal from such account. In the event a subscriber's customer account with DWR has been closed, any subscription returned and/or interest earned will be paid by check.

          7. Blue Sky Filings. The Partnerships will use their best efforts to qualify Units for offer and sale under the Blue Sky laws of such jurisdictions as DWR may reasonably request, to make applications, file documents, and furnish information as may be reasonably required for that purpose, and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the offer and sale of Units; provided, however, that neither the Partnerships nor the General Partner will be required to qualify as or be subject to taxation as a foreign partnership or corporation or to execute a general consent to service of process in any jurisdiction. The Partnerships further agree that their counsel will prepare and deliver to DWR Blue Sky surveys which will set forth, for DWR's guidance, in what manner, at what time, in what amounts, and by whom Units may be offered and sold in jurisdictions requested by DWR as provided above.

          8. Organizational and Offering Expenses. DWR shall pay all of the costs incurred in connection with the organization of the Partnerships and the Initial Offering. DWR will also pay all of the costs incurred in connection with the Continuing Offering (collectively, the "Offering Expenses"), including all legal, accounting, and auditing fees and expenses of outside firms and all costs, disbursements, filing fees, fees and expenses of the Escrow Agent, printing and duplication costs, marketing costs and expenses, and other related costs and expenses. Legal, accounting, and auditing fees and expenses of outside firms shall include the legal, accounting, and auditing expenses of DWR, the Partnerships and the General Partner relating to the offering of Units. Marketing costs and expenses shall include, but not be limited to, the printing and preparation of Sales Literature, the production of audio and video tapes for use in sales presentations, and the staging of sales seminars and the travel of DWR and General Partner personnel associated therewith. DWR shall not be reimbursed for such expenses by the Partnerships. Such expenses will not include the travel, legal, and other expenses of the Trading Advisors, including such expenses incurred in connection with the marketing of Units, which expenses shall be borne by the Trading Advisor (unless DWR agrees to pay same from its own funds).

          9.  Closings.

          (a) The Initial Closing, if any, for the acceptance of subscriptions for Units in each Partnership is currently scheduled to be held on October 31, 1998. Thereafter, Monthly Closings in the Continuing Offering shall be held as of the last day of each month. Each Closing will be held at such time, and at such location or locations as the General Partner and DWR may mutually agree upon.

          (b) Subject to its right to reject any subscription in its sole discretion in whole or in part at any time prior to acceptance, the General Partner, on behalf of each Partnership, will accept subscriptions for Units properly made and cause proper entry to be made in the Unit register to be maintained by the General Partner. No certificate evidencing Units shall be issued to any subscriber; rather, DWR will deliver confirmations in its customary form to subscribers whose subscriptions have been accepted by the General Partner at each Closing.

          (c) At each Closing, the delivery, receipt, and acceptance of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including the following: (i) payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement by each subscriber; and (ii) compliance with Section 10 hereof. Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units (exclusive of any interest earned on such subscriptions while held in escrow and payable to the subscribers in accordance with the Escrow Agreement) will be paid and delivered to the applicable Partnership at each Closing.

          10. Conditions of DWR's Obligations.

          (a) DWR's obligations to proceed with the offering and sale of Units and each Closing will be subject to: (i) the accuracy of the representations and warranties by the Partnerships and the General Partner in this Agreement as of the date hereof and as of the date of such Closing as if such representations and warranties had been made on and as of the date thereof; (ii) the performance by the Partnerships and the General Partner of their respective covenants and agreements herein; and (iii) the additional conditions precedent set forth below.

          (b) At each Closing, the additional conditions precedent are as follows:

               (i)  The Registration Statements will have become effective.
     No stop order suspending the effectiveness of any of the Registration Statements will have been issued and no proceedings for that purpose will have been instituted or are pending or, to the knowledge of the Partnerships or DWR, are contemplated or threatened by the SEC. No order preventing or suspending the use of the Prospectus will have been issued and no proceedings for that purpose will have been instituted or are pending or, to the knowledge of the Partnerships or DWR, are contemplated or threatened by the SEC, CFTC, NASD, or NFA. Any requests of the SEC, CFTC, NASD, or NFA for additional information (to be included in any of the Registration Statements or the Prospectus or otherwise) will have been complied with to DWR's satisfaction.

               (ii) Neither DWR nor any Trading Advisor will have advised the Partnerships or the General Partner that, in its opinion, any of the Registration Statements or the Prospectus contains any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

               (iii) At the request of DWR, the General Partner will have furnished to DWR a certificate, dated the date of the Closing and in form and substance satisfactory to DWR, to the effect that:

                    (A) The representations and warranties by the Partnerships and the General Partner in this Agreement are true, accurate, and complete on and as of the date of the Closing as if made on the date of the Closing.

                    (B) No stop order suspending the effectiveness of any of the Registration Statements has been issued by the SEC and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the 1933 Act. No order preventing or suspending the use of the Prospectus has been issued by the SEC, CFTC, NASD, or NFA and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the 1933 Act or the CEAct.

                    (C) The Partnerships and the General Partner have performed all of their obligations and satisfied all of the conditions on their part to be performed or satisfied under this Agreement, the Management Agreements, the Escrow Agreement, the DWR Customer Agreements, and the CFI Customer Agreements at or prior to the date of the Closing.

                    (D) The General Partner has made its capital contribution to each Partnership and has met the net worth standard required of it by each Limited Partnership Agreement.

               (iv) Cadwalader, Wickersham & Taft, counsel to the General Partner and the Partnerships, shall deliver its opinion to the parties hereto at such Closing, as requested by DWR, in form and substance satisfactory to the parties hereto, to the effect that:

                    (A) Each Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and each Partnership as a condition to the subscription for and sale of the Units to qualified subscribers therefor has been taken; and, upon payment of the consideration therefor specified in the accepted Subscription Agreements, the Units will constitute valid limited partnership interests in the applicable Partnership and each subscriber who purchases Units will become a Limited Partner, subject to the requirements that each such purchaser shall have duly completed, executed, and delivered to the applicable Partnership a Subscription Agreement relating to the Units purchased by such purchaser, that such purchaser meets all applicable suitability standards, and that the representations and warranties of such purchaser in the Subscription Agreement are true and correct and that such purchaser is included as a Limited Partner in the applicable Partnership's records. Such counsel need not independently verify compliance with such requirements.

                    (B) Each Partnership is a limited partnership duly formed pursuant to its Certificate of Limited Partnership, its Limited Partnership Agreement and the DRULPA and is validly existing under the laws of the State of Delaware with full partnership power and authority to conduct the business in which it proposes to engage as described in the applicable Registration Statement and the Prospectus and to perform its obligations under its Limited Partnership Agreement, its Management Agreement, its DWR Customer Agreement, its CFI Customer Agreement, the Escrow Agreement, and this Agreement; and each Partnership has received a Certificate of Authority to do business in the State of New York as contemplated under Article 8-A of the New York Revised Limited Partnership Act and need not effect any other filings or qualifications under the laws of any other jurisdictions to conduct its business as described in the applicable Registration Statement and the Prospectus.

                    (C) The General Partner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing as a foreign corporation in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified might reasonably be expected to result in material adverse consequences to any Partnership or might materially adversely affect the General Partner's ability to perform its obligations as described in the Registration Statements and the Prospectus. The General Partner has full corporate power and authority to conduct its business as described in the Registration Statements and the Prospectus and to perform its obligations under each Limited Partnership Agreement, each Management Agreement, each DWR Customer Agreement, each CFI Customer Agreement, the Escrow Agreement, and this Agreement, as applicable.

                    (D) The General Partner and its "principals," as defined in CFTC Rule 3.1(a), and each Partnership have all federal and state governmental, regulatory, self-regulatory and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal and state governmental regulators, self-regulatory organizations and exchanges required to conduct their business and to act as described in the Registration Statements and the Prospectus, or required to perform their obligations under each Limited Partnership Agreement, each Management Agreement, each DWR Customer Agreement, each CFI Customer Agreement, the Escrow Agreement, and this Agreement, except for such approvals, licenses, registrations, memberships, and filings the absence of which would not have a material adverse effect on the ability of the Partnerships or the General Partner to act as described in the Registration Statements and the Prospectus, or to perform their obligations under such agreements, and, to the best of such counsel's knowledge, after due investigation, none of such approvals, licenses, registrations, memberships, or filings has been rescinded, revoked, or suspended.

                    (E) Each Limited Partnership Agreement, each Management Agreement, each DWR Customer Agreement, each CFI Customer Agreement, the Escrow Agreement, and this Agreement has been duly and validly authorized, executed, and delivered by or on behalf of the General Partner and/or each Partnership, as the case may be, and each Limited Partnership Agreement constitutes a valid and binding agreement of the General Partner, each Management Agreement constitutes a valid and binding agreement of the

          General Partner and the applicable Partnership, the Escrow Agreement constitutes a valid and binding agreement of each Partnership and DWR, and this Agreement constitutes a valid and binding agreement of each Partnership, the General Partner and DWR, and, in the case of each valid and binding agreement above, the agreement is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnification and exculpation provisions may be limited by applicable law or public policy.

                    (F) The execution and delivery of the respective Limited Partnership Agreements, the respective Management Agreements, the respective DWR Customer Agreements, the respective CFI Customer Agreements, the Escrow Agreement, and this Agreement, as applicable, the offer and sale of the Units by each Partnership, the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein, therein, and in the Prospectus, will not be in contravention of the General Partner's certificate of incorporation or bylaws, any Certificate of Limited Partnership, or any Limited Partnership Agreement, or the certificate of incorporation or bylaws of DWR, and, to the best of such counsel's knowledge, based upon due inquiry of certain officers of the General Partner, will not violate, or constitute a breach of, or default under, any other agreement or instrument known to such counsel by which the General Partner or any Partnership is bound, and will not violate any order known to such counsel, or any law, rule, or regulation applicable to the General Partner or any Partnership of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the General Partner or any Partnership.

                    (G) To such counsel's knowledge, based upon due inquiry of certain officers of the General Partner, except as disclosed in the Prospectus, there are no actions, suits, or proceedings at law or in equity pending or threatened before or by any court, governmental body, administrative agency, panel, or self-regulatory organization, nor have there been any such actions, suits, or proceedings within the five years preceding the date of the Prospectus against the General Partner or any Partnership which are required to be disclosed in the Registration Statements or Prospectus.

                    (H) The information in the Prospectus under the captions "Summary of the Prospectus-Tax Considerations," "Risk Factors-Taxation and Regulatory Risks," "Purchases by Employee Benefit Plans-ERISA Considerations," "Material Federal Income Tax Considerations," "State and Local Income Tax Aspects," and "The Limited Partnership Agreements," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct.

                    (I) he Registration Statements are effective under the 1933 Act and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under
          Section 8(d) of the 1933 Act or any Blue Sky laws.

                    (J) At the time the Registration Statements became effective, the Registration Statements, and at the time the Prospectus was issued and as of the Closing, the Prospectus, complied as to form in all material respects with the requirements of the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NASD and NFA.

                    (K) Based upon reliance on certain SEC "no-action" letters, as of the Closing, none of the Partnerships needs register as an "investment company" under the Investment Company Act of 1940, as amended.

                    (L) Nothing has come to such counsel's attention that would lead them to believe that the Registration Statements at the time they became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the time it was issued or at the Closing contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no opinion or belief (a) as to the information in the Registration Statements or the Prospectus regarding the Trading Advisors, the Commodity Brokers, or their respective principals, (b) as to the financial statements, notes thereto and other financial or statistical data set forth in the Registration Statements and the Prospectus, or (c) as to the performance data and notes or descriptions thereto set forth in the Registration Statements and the Prospectus.

               In rendering its opinion, such counsel may rely on information obtained from public officials, officers of the General Partner, and other sources believed by it to be responsible, and may assume that signatures on all documents examined by it are genuine, and that a Subscription Agreement in the form referred to in the Prospectus, has been duly authorized, completed, dated, executed, and delivered and funds representing the full subscription price for the Units purchased have been delivered by each purchaser of Units in accordance with the requirements set forth in the Prospectus.

               (v) Cadwalader, Wickersham & Taft, counsel to the Non-Clearing Broker, shall deliver an opinion to the parties hereto at such Closing as requested by DWR, in form and substance satisfactory to the parties hereto, to the effect that:

                    (A) The Non-Clearing Broker is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing as a foreign corporation in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified might reasonably be expected to result in material adverse consequences to the Partnership or might materially adversely affect the Non-Clearing Broker's ability to perform its obligations as described in the Registration Statements and the Prospectus. The Non-Clearing Broker has full corporate power and authority to perform its obligations as described in the Registration Statements and the Prospectus and to perform its obligations under the DWR Customer Agreements, the CFI Customer Agreements and this Agreement.

                    (B) The DWR Customer Agreements, the CFI Customer Agreements and this Agreement have been duly and validly authorized, executed, and delivered by the Non-Clearing Broker, and the DWR Customer Agreements, the CFI Customer Agreements and this Agreement constitute valid and binding agreements of the Non-Clearing Broker, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of indemnification, exculpation, and contribution provisions may be limited by applicable law or public policy.

                    (C) The Non-Clearing Broker has all federal and state governmental, regulatory, self-regulatory and exchange approvals, licenses, registrations, and memberships, and has effected all filings with federal and state governmental regulators, self-regulatory organizations and exchanges required to conduct its business and to act as described in the Registration Statements and the Prospectus, or required to perform its obligations under the DWR Customer Agreements, the CFI Customer Agreements and this Agreement, except for such approvals, licenses, registrations, memberships, and filings the absence of which would not have a material adverse effect on the ability of the Non-Clearing Broker to act as described in the Registration Statements and the Prospectus, or to perform its obligations under such agreements, and, to the best of such counsel's knowledge, after due investigation, none of such approvals, licenses, registrations, memberships, or filings has been rescinded, revoked or suspended.

                    (D) The execution and delivery of the DWR Customer Agreements, the CFI Customer Agreements and this Agreement, the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein, therein, and in the Prospectus, will not be in
          contravention of the Non-Clearing Broker's certificate of incorporation or bylaws, and to the best of such counsel's knowledge, based upon due inquiry of certain officers of the Non-Clearing Broker, will not violate, or constitute a breach of, or default under, any other agreement or instrument known to such counsel by which the Non-Clearing Broker is bound, and will not violate any order known to such counsel or any law, rule, or regulation applicable to the Non-Clearing Broker of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the Non-Clearing Broker.

                    (E) To the best of such counsel's knowledge, based upon due inquiry of certain officers of the Non-Clearing Broker, except as disclosed in the Prospectus, there are no actions, suits, or proceedings at law or in equity pending or threatened before or by any court, governmental body, administrative agency, panel, or self-regulatory organization, nor have there been any such actions, suits, or proceedings within the five years preceding the date of the Prospectus, against the Non-Clearing Broker which are required to be disclosed in the Registration Statement or Prospectus.

                    (F) Nothing has come to such counsel's attention to lead such counsel to believe that, as to the Non-Clearing Broker, (a) the Registration Statements at the time they became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus at the time it was issued or at the Closing contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Non-Clearing Broker, in light of the circumstances under which they were made, not misleading.

               In rendering its opinion, such counsel may rely on information obtained from public officials, officers of the Non-Clearing Broker, and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine.

               (vi) Deloitte & Touche L.L.P., independent certified public accountants for the Partnerships and the General Partner, will have furnished to DWR a letter, at such Closing as requested by DWR, dated the date of the Closing and in form and substance satisfactory to DWR, to the effect that:

                    (A) Such accountant is an independent certified public accountant within the meaning of the 1933 Act, the CEAct, and the SEC Regulations with respect to the Partnerships and the General Partner.

                    (B) In such accountant's opinion, the statements of financial condition of the Partnerships and the General Partner and the notes thereto included in the Prospectus and examined by it comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the CEAct, and the SEC Regulations.

                    (C) On the basis of limited procedures not constituting an audit, including inquiries of officials of the General Partner having responsibility for financial and accounting matters pertaining to the Partnerships and such other inquiries and procedures as may be specified in such letter, nothing has come to such accountant's attention which causes it to believe that, as of a specified date not more than five business days prior to the date of the Closing, there has been any decrease in the Net Assets of any Partnership as compared to the Net Assets set forth in the respective statements of financial condition of the Partnerships included in the Prospectus, except as may be disclosed in such letter.

                    (D) On the basis of limited procedures, not constituting an audit, including a reading of the latest available financial statements of the General Partner, inspection of the minute book of the General Partner since the date of the latest audited financial statements of the General Partner, inquiries of officials of the General Partner having responsibility for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing has come to such accountant's attention that causes it to believe that, as of a specified date not more than five business days prior to the date of the Closing, there has been any decrease in the General Partner's net worth as compared to net worth set forth in the statement of financial condition of the General Partner included in the Prospectus, except as may be disclosed in such letter.

               (vii) The Non-Clearing Broker shall deliver a certificate to the parties hereto, in form and substance satisfactory to such parties, at such Closing as requested by DWR, to the effect that the representations and warranties of the Non-Clearing Broker contained herein are true and correct with the same effect as though expressly made at such Closing.

               (viii) Each Trading Advisor shall deliver, at such Closing as requested by DWR, such certificate as specified in each such Trading Advisor's respective Management Agreement.

               (ix) Counsel to each Trading Advisor shall deliver, at such Closing as requested by DWR, such legal opinion as specified in the respective Management Agreement of each Trading Advisor.

               (x) All agreements contemplated herein or in the Registration Statements or the Prospectus shall have been duly executed and delivered.

          11.  Indemnification.

          (a) Each Partnership agrees to indemnify, defend, and hold harmless DWR, the General Partner, each Additional Seller and their respective "affiliates" (as defined in Section 11(c)) from and against any loss, liability, damage, cost, and expense (including attorneys' and accountants' fees and expenses incurred in investigating or defending any demands, claims, or lawsuits), actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken pursuant to this Agreement by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that
(1) DWR, the General Partner, or the Additional Seller, as applicable, has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. The indemnity in this Section 11(a) is in addition to any liability that the Partnership may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls an indemnified person within the meaning of the 1933 Act. Notwithstanding anything to the contrary contained in the foregoing, neither DWR, the General Partner, an Additional Seller, nor their respective affiliates shall be indemnified by a Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless
(1) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of a Partnership to which the General Partner, DWR, an Additional Seller, or any affiliate of any of the foregoing is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in DRULPA and this Section 11(a). A Partnership shall make advances to the General Partner, DWR, an Additional Seller, or their respective affiliates hereunder only if: (1) the demand, claim, or lawsuit relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, or lawsuit is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

          (b) DWR agrees to indemnify, hold harmless, and defend each Partnership, the General Partner, their respective "affiliates" (as defined in Section 11(c)), and their respective successors and assigns, from and against any loss, claim, damage, liability, cost, and expense, joint or several (including attorneys' and accountants' fees and expenses incurred in investigating or defending any demands, claims, or lawsuits), to which any indemnified party may become subject under the 1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including in connection with the settlement of claims approved in advance by DWR and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense arises out of, or is based upon: (i) a breach by DWR of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement, or the failure by DWR to perform any covenant made by DWR herein; or (ii) a misleading or untrue statement of a material fact made in any of the Registration Statements, the Prospectus or any Sales Literature, or an omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Sales Literature, in light of the circumstances under which they were made) not misleading, provided such statement or omission relates specifically to DWR, or was made in reliance upon, and in conformity with, written information or instructions furnished by or on behalf of DWR or DWR's agents. The indemnity in this Section 11(b) is in addition to any liability that DWR may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls an indemnified person within the meaning of the 1933 Act.

          (c) As used in this Section 11 the term "affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director, or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 11(a), the term "affiliate" shall include only those persons performing services for the applicable Partnership.

          (d)  Promptly after receipt by an indemnified party under
Section 11(a) or (b) hereof of notice of the commencement of any action, claim, or proceeding to which any of such subsections may apply, the indemnified party will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party under any of such subsections; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party otherwise than under any of such subsections, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not unreasonably disapproved by the indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the
                                     - 24 -
indemnified party under any of such subsections for any legal and other expenses subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

          (e) Notwithstanding Section 11(d), if, in any action, claim, or proceeding as to which indemnification is or may be available under
Section 11(a) or (b) hereof, an indemnified party reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified party which are different from, in addition to, or inconsistent with, the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action, claim, or proceeding, and will be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

          (f) In no event will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action, claim, or proceeding, or in connection with separate but similar or related actions, claims, or proceedings, in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent or if there is a final judgment for the plaintiff in any such action, claim, or proceeding, the indemnifying party will indemnify, defend, and hold harmless an indemnified party as provided in
Section 11(a) or (b) hereof, as applicable.

          (g) The exculpation provisions in each DWR Customer Agreement, and each Limited Partnership Agreement shall not relieve any party thereto from any liability it may have or incur to any party under this Agreement; nor shall any party thereto be entitled to be indemnified by any party thereto pursuant to the indemnification provisions contained in such agreements, against any loss, liability, damage, cost, or expense it may incur under this Agreement.

          12. Termination. Each of the parties shall have the right to terminate this Agreement as to itself at any time prior to a Closing by giving written notice of such termination to the other parties.

          13. Survival. The respective indemnities, agreements, obligations, representations, warranties, and other statements of the parties hereto set forth in this Agreement or in any certificates delivered pursuant hereto will remain in full force and effect (regardless of any investigation or any statement as to the results thereof made by, or on behalf of, DWR, any Partnership, the General Partner or any officer, director, controlling person, or agent of any of the foregoing) and will survive the delivery of and payment for Units and the termination or expiration of this Agreement, and each Closing.

          14. Notices. All notices required or desired to be given under this Agreement must be in writing and will be effective when given personally on the date delivered or, when given by mail, on the date of receipt, addressed as follows (or to such other address as the party entitled to notice hereafter designates in accordance with the terms hereof):

          if to the Partnerships or the General Partner:

          Morgan Stanley Dean Witter Charter Graham L.P.
          c/o Demeter Management Corporation
          Two World Trade Center, 62nd Floor
          New York, New York  10048

          Attn:  Mr. Mark J. Hawley
                 President

          Morgan Stanley Dean Witter Charter Millburn L.P.
          c/o Demeter Management Corporation
          Two World Trade Center, 62nd Floor
          New York, New York  10048

          Attn:  Mr. Mark J. Hawley
                 President

          Morgan Stanley Dean Witter Charter Welton L.P.
          c/o Demeter Management Corporation
          Two World Trade Center, 62nd Floor
          New York, New York  10048

          Attn:  Mr. Mark J. Hawley
                 President

          if to DWR:

          Dean Witter Reynolds Inc.
          Two World Trade Center, 62nd Floor
          New York, New York  10048

          Attn:  Mr. Robert E. Murray
                 Senior Vice President

          15. Successors. This Agreement will be binding upon and inure solely to the benefit of DWR, each Partnership and the General Partner (and to the extent provided in Section 11 hereof, any Additional Sellers, the "affiliates" of each Partnership, the General Partner, DWR, any Additional Sellers, and the respective heirs, executors, administrators, successors, and assigns of such persons), and no other person will acquire or have any rights under or by virtue of this Agreement. No purchaser of Units will be deemed to be a successor or assign to any party hereto merely by reason of such purchase.

          16. Assignment; Amendment. This Agreement may not be assigned by any party hereto without the prior express written consent of all other parties. This Agreement may not be amended except by the express written consent of all parties hereto.

          17. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. If any action or proceeding shall be brought by a party to this Agreement to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit to the jurisdiction of the courts of the State of New York or any federal court sitting in the County, City and State of New York. Any action or proceeding brought by any party to this Agreement to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the courts of the State of New York or any federal court sitting in the County, City and State of New York.

          18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          If the foregoing Agreement is satisfactory to you, please so indicate by signing at the place provided below.
Accepted and Agreed:                   MORGAN STANLEY DEAN WITTER
                                         CHARTER GRAHAM L.P.

DEAN WITTER REYNOLDS INC.              By:  Demeter Management Corporation,
                                            General Partner

By:  _____________________________     By:  _____________________________
Robert E. Murray                            Mark J. Hawley
Senior Vice President                       President

                                       MORGAN STANLEY DEAN WITTER CHARTER
                                         MILLBURN L.P.

                                       By: Demeter Management Corporation,
                                           General Partner

                                       By:  _____________________________
                                            Mark J. Hawley
                                            President

                                       MORGAN STANLEY DEAN WITTER CHARTER
                                         WELTON L.P.

                                       By: Demeter Management Corporation,
                                           General Partner

                                       By:  ______________________________
                                            Mark J. Hawley
                                            President

                                       DEMETER MANAGEMENT CORPORATION

                                       By:  ______________________________
                                            Mark J. Hawley
                                            President

                                                                    EXHIBIT 1.02

                         ADDITIONAL SELLER AGREEMENT

                                                        (Date)

Dean Witter Reynolds Inc.
Two World Trade Center, 62nd Floor
New York, New York  10048

Gentlemen:

          Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton"; collectively with Charter Graham and Charter Millburn, the "Partnerships," and each individually, a "Partnership"), each a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act, are each proposing concurrently to offer and sell, and issue, up to 3,000,000 units of limited partnership interest (the "Units"), in accordance with the terms and conditions
set forth in the Selling Agreement, dated as of      , 1998 (the "Selling
Agreement"), among you, the Partnerships, and Demeter Management Corporation, a Delaware corporation which is the general partner of the Partnerships (the "General Partner"), and in the effective registration statements on Form S-1 listed in Schedule A attached hereto, including the exhibits and any amendments thereto, as filed by the Partnerships with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statements, in the form in which they have become effective under the 1933 Act, are herein referred to each individually as a "Registration Statement," and collectively as the "Registration Statements," and the prospectus constituting a part of the last Registration

Statement under the 1933 Act in the form last filed with the SEC pursuant to Rule 424 under the 1933 Act, together with any supplements thereto, is herein referred to as the "Prospectus."

          Pursuant to the Selling Agreement, you were appointed the selling agent for the Units to use your best efforts to offer and sell Units and, in that connection, you were authorized under the Selling Agreement to appoint, with the written approval of the General Partner, as your agent to make offers and sales of Units, certain securities brokers or dealers (each such broker or dealer, an "Additional Seller"). All capitalized terms used herein shall have the meanings ascribed to them in the Selling Agreement unless otherwise defined herein or unless the context indicates otherwise.

          On the basis of the terms, conditions, and agreements contained in this Agreement, we agree with you as follows:

          1. We agree to become an Additional Seller, to use our best efforts to offer and sell the Units on the terms stated in this Agreement, the Selling Agreement, the Registration Statements, and the Prospectus, and to comply with the terms and conditions of this Agreement and the Selling Agreement in making offers and sales of Units.

          2. We, as an Additional Seller, represent and warrant to you, as follows:

          (a) We are a corporation, partnership, or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction indicated on the signature page hereof, and are qualified to do business and are in good standing in each jurisdiction in which the nature or conduct of our business requires such qualification and where the failure to be so qualified could materially adversely affect our ability to perform our obligations hereunder. We have full power and authority under applicable law to conduct our business and perform our obligations under this Agreement.

         (b) We have all U.S. federal and state, and non-U.S. regulatory and self-regulatory approvals, licenses, registrations, and memberships, and have effected all filings with U.S. federal and state, and non-U.S. governmental regulators and self-regulatory organizations required to conduct our business and required to perform our obligations under this Agreement. Specifically, we are either: (i) a broker or dealer who is (A) registered and in good standing as such with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), (B) registered or licensed and in good standing as such under the respective securities laws of the 50 states, the District of Columbia, and Puerto Rico where such registration or licensing is required for us to consummate offers and sales of Units as contemplated by this Agreement, and (C) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); or (ii) a non-U.S. broker or dealer not eligible for membership in the NASD, in which case we agree (A) to make no offers or sales of Units within the United States, its territories or possessions, or areas subject to its jurisdiction, or to persons who are citizens thereof or residents therein, (B) that in making offers and sales of Units, we will comply with the "Free-Riding and Withholding Interpretation" in IM-2110-1 to NASD Conduct Rule 2110, and NASD Conduct Rules 2730 and 2750, as if we were a member of the NASD, and NASD Conduct Rule 2420 as it applies to a non-member non-U.S. broker or dealer, (C) that we will not offer or sell any Units in any non-U.S. jurisdiction until we effect, at our cost and expense, any and all registration or qualification filings with regard to the Units, the Partnerships or the General Partner as may be required under the securities or other laws of such jurisdiction (we will provide you, at our cost and expense, an opinion of qualified counsel, satisfactory in form and substance to you, confirming that any such filings have been properly effected, or that no such filings were required, prior to the time any Subscription Agreement is delivered by a resident of any non-U.S. jurisdiction), and (D) that because limited partners in the Partnerships have a right of exchange (redemption of Units and purchase of Units with the proceeds of the redemption) among the Partnerships, we will maintain and update as necessary, at our cost and expense, any required registration or qualification filings effected pursuant to the immediately preceding clause (C) so long as any person resident in such non-U.S. jurisdiction remains a Limited Partner.

          (c) This Agreement has been duly and validly authorized, executed, and delivered by us and constitutes our valid and binding agreement, enforceable against us in accordance with its terms.

          (d) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, and the consummation of the transactions contemplated herein will not violate, or constitute a breach of, or default under, our certificate of incorporation or bylaws, partnership certificate or agreement, or other organizational document, or any other agreement or instrument by which we are bound or any order, law, rule, or regulation applicable to us of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over us.

          3. It is understood and agreed that we shall not, without your prior written approval, publish, circulate, distribute, or otherwise use any advertisement or solicitation material relating to the Units, other than the Prospectus and any other selling literature supplied by you to us expressly for such purpose ("Selling Literature"). We understand and acknowledge that we are not authorized by you, the General Partner, or any Partnership to make any representations in connection with the offering of Units other than those contained in the Prospectus. It is agreed that, upon our written request, you shall provide us with copies of the Registration Statements.

          4. We will offer and sell Units only to persons who satisfy the suitability and/or minimum investment requirements set forth in the Prospectus and the Subscription Agreement (and as may be required by the law of any non-U.S. jurisdiction in which we may offer Units) and who, to the General Partner's satisfaction, complete a Subscription Agreement. We will conduct a thorough review of the suitability of each subscriber for Units. We will forward subscriptions to the General Partner's office at Two World Trade Center, 62nd Floor, New York, New York 10048-0026 (or such other office as you may notify us), no later than noon of the first business day following our receipt of an acceptable Subscription Agreement from a subscriber for Units, by mail or courier, so that the General Partner should receive such Subscription Agreement at least five business days prior to the Initial Closing or the applicable Monthly Closing, as the case may be. We will arrange for the opening of a customer account with you for each such subscriber for the purpose of paying for subscriptions, crediting of interest thereon, redemptions of Units, and receipt of any distributions thereon. We understand that subsequent to its review of each Subscription Agreement, the General Partner will notify us, and we shall notify each subscriber by the business day following our receipt of notice from the General Partner, of the General Partner's acceptance of all, a portion, or none of the subscriber's subscription. We understand that the General Partner may reject subscriptions, in whole or in part, for any reason, and we agree that we shall not be entitled to commissions with respect to any rejected subscriptions. All payments for subscriptions by subscribers shall be made as provided under the heading "Subscription Procedure" in the Prospectus. You shall be responsible for the deposit of subscription funds into the Escrow Account as described under the heading "Plan of Distribution" in the Prospectus. You shall be responsible for issuance and delivery of interim receipts to subscribers.

          5. We will offer and sell Units in compliance with the requirements set forth in the Registration Statements, the Prospectus (particularly under the captions "Summary of the Prospectus -- Investment Requirements," "Plan of Distribution," "Subscription Procedure," and "Purchases by Employee Benefit Plans -- ERISA Considerations"), the Subscription Agreement, the Selling Agreement, and this Agreement. We will comply fully at all times with all applicable U.S. federal and state, and non-U.S. securities and commodities laws (including, without limitation, the 1933 Act, the 1934 Act, the Commodity Exchange Act, as amended (the "CEAct"), and the securities laws of the jurisdictions in which we solicit subscriptions), and all applicable requirements of the NASD (including NASD Conduct Rule 2810, particularly paragraphs (b)(2) and (3) thereof), the Board of Governors of the Federal Reserve System, and all other securities and commodities exchanges, governmental regulators and self-regulatory organizations that have jurisdiction over us or over the offer and sale of Units by us.

          6. Specifically, if we are a member of the NASD, (a) we will not permit the purchase of any Units by a customer account over which we have discretionary authority without the prior written approval by the customer owning such account; (b) we confirm that we have reasonable grounds to believe that all material facts are adequately and accurately disclosed in the Prospectus, which provides a basis for evaluating the Partnerships; (c) we confirm that in determining the adequacy of disclosed facts pursuant to clause
(b), we have obtained information on material facts relating to: (i) items of compensation, (ii) tax aspects,

(iii) financial stability and experience of the General Partner, and (iv) the Partnerships' conflicts and risk factors; (d) we will take such measures as are reasonably necessary to assure ourselves that (i) our registered principals and representatives have informed each subscriber of all pertinent facts relating to the liquidity and marketability of the Units, and (ii) in recommending the purchase or redemption of Units, or the exchange of Units in one Partnership for Units in another Partnership, as described under "Exchange Privilege" in the Prospectus (an "Exchange"), our registered principals and representatives have reasonable grounds to believe, on the basis of information obtained from each subscriber concerning his investment objectives, other investments, financial situation and needs, and any other information known by such registered principal or representative, that: (A) such subscriber is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, (B) such subscriber has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and (C) the purchase of Units is otherwise suitable for such subscriber; and (e) it is understood that the General Partner will maintain in its files, located c/o Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048, each subscriber's Subscription Agreement for not less than six years, and we will maintain, at our respective branch offices, any other documents disclosing the basis upon which the determination of suitability was reached for each such subscriber.

          7. Promptly after each Closing, you shall pay to us for each Unit subscribed, accepted, and paid for through our efforts, a commission of ___% of the Net Asset Value of each such Unit as of the Closing as of which the Unit is issued (the Net Asset Value per Unit at the Initial Closing is $10.00). Your determination of the amount payable to us, if any, shall be conclusive. In addition, if we are legally qualified or permitted to receive additional compensation, as provided in Section 5(h) of the Selling Agreement, you agree to pay to us, as additional compensation, an amount equal to _____% of the monthly brokerage fees received by you from each Partnership and attributable to the outstanding Units sold by us. Such additional compensation shall be in consideration of and is contingent upon our agreement (which we hereby undertake to perform) to provide additional services in connection with Units sold by us, including: (i) inquiring of the General Partner from time to time, at the request of a Limited Partner, as to the Net Asset Value of a Unit; (ii) inquiring of the General Partner, at the request of a Limited Partner, as to the futures markets and the activities of the Partnerships; (iii) responding to questions of Limited Partners from time to time with respect to monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to Limited Partners; (iv) providing advice to Limited Partners from time to time as to when and whether to make additional investments or to redeem or Exchange Units; (v) assisting Limited Partners in the redemption or Exchange of Units; and (vi) providing such other services as Limited Partners from time to time may reasonably request. We understand and agree that no portion of such additional compensation may be paid to our employees unless such employees meet the qualifications set forth in Section 5(g) of the Selling Agreement and have actually performed the above services for the Limited Partners holding Units sold by us. Acceptance of compensation hereunder shall constitute a representation by us that we have complied with all of the provisions of this Paragraph 7 and this Agreement, and that we shall comply with the provisions of this Paragraph 7 so long as we shall continue to receive any additional compensation hereunder as specified in this Paragraph 7. We shall not be entitled to a commission in any case in which it is determined by you or the General

Partner that the solicitation by us was made in violation of the securities or commodities laws of any applicable jurisdiction. It is understood that any compensation payable to us hereunder is payable solely from your funds, and neither any Partnership, the General Partner, any subscriber, nor any Limited Partner shall be liable or responsible therefor.

          8. This Agreement shall terminate upon the termination of the Initial Offering or the Continuing Offering pursuant to the Selling Agreement, and may be terminated by either party upon ten (10) days' prior written notice to the other. Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease, except (a) the indemnities set forth in Paragraph 10 hereof, (b) the obligations to settle accounts hereunder, (c) our obligations under Paragraph 2(b)(ii)(D) and Paragraph 9 hereof, and (d) your agreement to provide additional compensation and our obligations in connection therewith set forth in Paragraph 7 hereof.

          9. We authorize you to deduct from any compensation that we may receive under Paragraph 7 all transfer taxes, if any, paid by you for our account with respect to sales of Units made through our efforts. We agree to pay our proportionate share of any amount asserted against and discharged by you and the other Additional Sellers, or any of them, based on the claim that you and the Additional Sellers constitute an association, unincorporated business, or other separate entity, including any expense incurred in defending against such claim.

          10. (a) We agree to indemnify, hold harmless, and defend you, the General Partner, each Partnership, each Trading Advisor, and any other Commodity Broker for a Partnership against any loss, claim, damage, liability, cost, and expense, joint or several (including attorneys' and accountants' fees and expenses reasonably incurred in investigating or defending any demands, claims, or lawsuits), to which you or any indemnified party may become subject under the 1933 Act, the 1934 Act, the CEAct, the securities law of any jurisdiction, or otherwise (including in connection with the settlement of claims approved in advance by us and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense arises out of, or is based upon a breach by us of any representation, warranty, or agreement in this Agreement, or the failure by us to perform any covenant made by us herein. The indemnity agreement in this subparagraph (a) shall be in addition to any liability that we may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who would be deemed a controlling person (within the meaning of Section 15 of the 1933 Act) of you, the General Partner, any Partnership, any Trading Advisor, or any other Commodity Broker.

          (b)  Promptly after receipt by an indemnified party under subparagraph
(a) above of notice of the commencement of any action, claim, or proceeding to which such subparagraph may apply, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party thereunder; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party otherwise than under such subparagraph, except to the extent that such omission has materially prejudiced the indemnifying party. If any action, claim, or proceeding is brought against an indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party, such approval not to be unreasonably withheld. After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party shall not be liable to the indemnified party under subparagraph (a) for any legal and other expenses subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

          (c) Notwithstanding subparagraph (b), if, in any action, claim, or proceeding as to which indemnification is or may be available under subparagraph
(a) above, an indemnified party reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified party which are inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action, claim, or proceeding, and shall be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

          (d) In no event will an indemnifying party under this Agreement be liable for the fees and expenses of more than one counsel for any one indemnified party in connection with any one action, claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent or if there is a final judgment for the plaintiff in any such action, claim, or proceeding, the indemnifying party shall indemnify, defend, and hold harmless an indemnified party as provided in subparagraph (a) above.

          11. We agree that under no circumstances shall we engage in any activities hereunder in any jurisdiction unless (a) the Units have been registered or qualified for sale under the securities laws thereof, and (b) we may lawfully so engage in such activities therein.

          12. We acknowledge receipt of copies of the Selling Agreement, the Prospectus, and any Selling Literature provided to us pursuant to Paragraph 3 hereof, and confirm that in executing this Agreement we have relied thereon and upon no other representations whatsoever, either written or oral. We hereby confirm (a) that we have examined the Selling Agreement, the Prospectus and any such Selling Literature, and we are familiar with the terms of the Units and other terms of the offering, (b) that the information, if any, relating to us which has been furnished by us or on our behalf expressly for use in connection with the Registration Statements, the Prospectus, and any Selling Literature does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Selling Literature, in light of the circumstances under which such statements were made) not misleading, (c) that we are willing to accept the responsibilities of an Additional Seller under the 1933 Act and the CEAct, and (d) that we are willing to proceed with the offering of Units in the manner contemplated. Further, we understand that you may approve of or object to any further amendments to the Registration Statements, the filing of one or more additional registration statements and amendments thereto, or amendments or supplements to the Prospectus and any Selling Literature, without our consent or approval. With respect to the Selling Agreement, we understand that you may in your discretion exercise any right of cancellation or termination and consent to such other changes in the Selling Agreement as you may approve without our consent or approval. You agree that you will: (a) notify us of any such amendment to the Registration Statements, any additional registration statement and any amendment thereto, and shall provide a copy of same to us upon our written request; (b) notify us of any amendment or supplement to the Prospectus or any Selling Literature, and cause a copy of same to be furnished to us; and (c) notify us of any material change in the Selling Agreement.

          13. e agree that you shall be under no liability (except for your own lack of good faith and for obligations expressly assumed by you hereunder) to us in respect of any matters connected herewith or action taken by you pursuant hereto for, or in respect of, the form of or the statements contained in the Registration Statements, any additional registration statement, the Prospectus, any Selling Literature, or any amendment or supplement to any of the Foregoing documents; the qualification of the Units for sale under the laws of Any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this Paragraph 13 shall be deemed to relieve you from any liability imposed by the 1933 Act.

          14. Nothing contained herein shall constitute us as partners with you or with other Additional Sellers, and the obligations of ourselves and of all other Additional Sellers are several and not joint.

          15. Any notice from you to us at the address set forth below shall be deemed to have been duly given if mailed, telexed, telegraphed, telecopied, or telephoned and subsequently confirmed in writing to us.

          16. This Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws.

          Your acceptance of this Agreement and approval hereof shall be indicated below, whereupon this Agreement shall constitute a binding agreement between us.
                                       Very truly yours,


                                       ________________________________________
                                       Print or Type Name of Additional Seller

                                       By:  ___________________________________
                                            (Signature of Authorized Signatory)
                                             Name:  ___________________________

                                             Title:  __________________________

                                       Address:

                                       ________________________________________

                                       ________________________________________


                                       Attention:  ____________________________

                                       Telephone No.:  ________________________

                                       Telex No.:  ____________________________

                                       Telecopier No.:  _______________________

                                       Type of Organization (Corporation,
                                       Partnership or Other Entity):  _________

                                       ________________________________________

                                       State or Other Jurisdiction Where
                                         Organized:  __________________________

Accepted as of ______________:
Dean Witter Reynolds Inc.

By:  _____________________________
(Signature of Authorized Officer)
Name:  ___________________________

Title:  __________________________

                    Schedule A to Additional Seller Agreement

                                                                    No.of Units
SEC File No.            Effective Date         Partnership           Registered
-----------             --------------         -----------          -----------
333-                    /__/98                 Charter Graham       3,000,000

333-                    /__/98                 Charter Millburn     3,000,000

333-                    /__/98                 Charter Welton       3,000,000